UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2009

Date of Report

(Date of earliest event reported)

MONACO COACH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14725 (Commission File Number)	35-1880244 (I.R.S. Employer Identification No.)

91320 Industrial Way
Coburg, Oregon 97408
(Address of principal executive offices)    (Zip code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

a.           Amendment to Asset Purchase Agreement

On May 6, 2009, Monaco Coach Corporation (the “Company”) entered into an Amendment No. 1 to Asset Purchase Agreement (the “Amendment”), effective as of May 1, 2009, with Workhorse International Holding Company (the “Purchaser”), an affiliate of Navistar Inc. (“Navistar”), which Amendment contained certain amendments to the  Amended and Restated Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April 23, 2009, between the Company, certain of its subsidiaries (collectively with the Company, “Sellers”), Navistar and Purchaser for sale of substantially all of the core RV manufacturing assets of Sellers (the “Manufacturing Assets”).  The amendments generally were technical in nature, involving, inter alia, Purchaser bid protections and the clarification or modification of cash deductions to the purchase price.

The net proceeds of the transaction, after paying costs associated with the transaction, will be used to satisfy the obligations of the Company and its subsidiaries to their creditors.  The Company does not anticipate that there will be proceeds ultimately available to the Company from the transactions contemplated by the Asset Purchase Agreement (as amended by the Amendment) and other potential asset sales sufficient, after payments to creditors, to result in any distribution to the stockholders of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

b.	Order of United States Bankruptcy Court Scheduling Sale Related Dates and Auction and Approving Bid Procedures re Manufacturing Assets

Pursuant to an Order (the “Order”) of the United States Bankruptcy Court for the District of Delaware (the “Court”), dated May 1, 2009, as amended on May 4, 2009, the Court, among other things (i) approved bid procedures for the sale of the Manufacturing Assets, (ii) established a bid deadline of May 14, 2009, (iii) scheduled an auction to be held on May 21, 2009, if certain other conditions are met, including the timely submission of a qualifying overbid, (iii) set a May 22, 2009 hearing date for approval of the sale of the Manufacturing Assets pursuant to the Asset Purchase Agreement or pursuant to a higher and better offer, if any, made pursuant to a qualified bid, (iv) established procedures relating to the assumption and assignment of certain contracts of Sellers, including notices of cure amounts; (v) established procedures relating to the rejection of certain contracts of Sellers; and (vi) approved certain expense related provisions.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1
Amendment No. 1 to Amended and Restated Asset Purchase Agreement, effective as of May 1, 2009, by and among Monaco Coach Corporation and Workhorse International Holding Company (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).

Safe Harbor Statement:

This 8-K contains or may contain forward-looking statements, including without limitation statements regarding (i) obtaining approval of the transaction by the bankruptcy court, (ii) closing of the transaction and (iii) the timing of these events. These forward-looking statements are subject to various risks and uncertainties, including without limitation (i) the satisfaction of conditions to closing contained in the asset purchase agreement, (ii) the continued ability of the Company to obtain interim debtor-in-possession financing sufficient to allow the Company to complete the transaction, (iii) the possible entry of a third party bidder into the bankruptcy process and (iv) the refusal of the bankruptcy court to approve the sale, together with those items more fully described in the Company’s other filings with the Securities and Exchange Commission.

The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2009	MONACO COACH CORPORATION

	By:	/s/ P. Martin Daley
	Name:	P. Martin Daley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Amendment No. 1 to Amended and Restated Asset Purchase Agreement, effective as of May 1, 2009, by and among Monaco Coach Corporation and Workhorse International Holding Company (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).